Expensify

Q3 2025 Earnings

November 6th, 2025


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Patty
patty@expensifyracing.com
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Expensify

Disclaimer

All information included in this presentation is unaudited.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this presentation, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, future cash flow, projected costs, prospects, plans, objectives of management, expected market growth, and our stock-based compensation estimates, and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,”, “can”, “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program or our ability to fund any stock repurchases; geopolitical tensions, including the war in Ukraine and the conflict in Israel, Gaza and surrounding areas; the impact of inflation on us and our members; our borrowing costs, which have and may continue to increase as a result of increases in interest rates; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; any adverse impact on our business operations as a result of using artificial intelligence or other machine learning technologies in our services; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets, including geopolitical uncertainty and instability, and their effects on software spending; our ability to protect against security incidents, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; the impact of tariffs and global trade disruptions on us, our customers and our vendors, including the impact on inflation, supply chains and consumer sentiment; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this presentation. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This presentation contains certain Non-GAAP financial measures, such as Non-GAAP net income (loss), adjusted EBITDA, and free cash flow which we believe are useful in evaluating our business, results of operations and financial condition. These measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and have important limitations as analytical tools. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP, should not be considered in isolation or as a substitute for such GAAP results, and may be different from similarly titled metrics or measures presented by other companies. For a reconciliation of Non-GAAP net income, adjusted EBITDA and free cash flow to the nearest comparable GAAP figures, please see the appendix to this presentation.

Expensify

Q3 2025 Financials

Expensify

Q3 2025

Revenue	Average Paid Members	Total Interchange
$35.1M	642,000	$5.4MM

Expensify

Q3 2025

Operating Cash Flow
(Includes timing of customer funds)

$4.2MM

Free Cash Flow[1]
(Excludes timing of customer funds)

$1.2MM

Net Loss

$(2.3)MM

Non-GAAP Net Income[2]

$4.3MM

Adj. EBITDA[3]

$6.5MM

[1] We define free cash flow as net cash provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs. Please see appendix for GAAP to non-GAAP reconciliation.

[2] We define non-GAAP net income as net loss excluding stock-based compensation expense.

[3] We define adjusted EBITDA as net loss excluding provision for income taxes, other income, net, depreciation and amortization and stock-based compensation expense. Please see appendix for GAAP to Non-GAAP reconciliation.

Expensify

Free Cash Flow[1]

- **Q3 FCF was $1.2MM, a decrease of 82% from the same period last year[2].**
  - *This decrease is primarily due to unfavorable timing of cash payments related to working capital items in the current quarter as compared to the same period last year.*

- **We reiterate our FY 2025 FCF guidance of $19.0MM - $23.0MM[3].**

[1] We define free cash flow as net cash provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.

[2] Please see appendix for GAAP to non-GAAP reconciliation.

[3] The Company does not provide a reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash used in operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.

Note: Expensify's outlook statements are based on current expectations. These statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth in the Disclaimer at the front of this presentation.

Expensify

Q4 2025 Flash

Monthly Paid Members


800,000
600,000
400,000
200,000
0
7/1/2022
1/1/2023
7/1/2023
1/1/2024
7/1/2024
1/1/2025
7/1/2025

October Paid Members

653,000

Denotes October 2025 and October activity from previous years

Note: There can be no assurances that the trends of previous fourth quarters are representative of future trends.

Expensify

Q3 Business Highlights

- **Marquee customer expansion**
  - *Expensify is now the Official Travel and Expense partner of the Brooklyn Nets, with the long-time customer adopting Expensify Travel in Q3.*
- **Expensify Travel**
  - *Expensify Travel bookings continue to climb, growing 36% from Q2 to Q3 and 95% since Q1.*
- **Share repurchase**
  - *The company repurchased 1,579,763 shares of its Class A common stock. The purchases were made from August 12, 2025 to September 30, 2025, totaling approximately $3.0MM.*

Expensify

Product Update

Expensify

New Expensify Migration

- **New Expensify is nearly to Classic feature parity**
  - *Targeting "90% feature parity" by EOY*
  - *Maintain Classic for remaining customers*

- **All Collect customers have been "nudged" to New Expensify**
  - *Vast majority actively choose to stay on New Expensify over Expensify Classic*
  - *Rapidly addressing feedback as we carefully migrate the rest*

- **100% of new leads start on New Expensify**
  - *Classic still available to those customers who prefer it*

Expensify

Concierge AI Update

- **Hybrid**
  - *Automated response for most common questions*
  - *Realtime escalation of complex or emotional issues to human agent 24/7*
- **Contextual**
  - *Built "in" not "on" the UI*
  - *Chat inside whichever context is natural: DM, workspace, report, expense*
- **General Intelligence**
  - *Single-agent "general intelligence" design (vs multi-agent "specialist" design)*
  - *Engages via chat, concierge@expensify.com, or text 47777*

Expensify

Prohibited Expense Detection


Confirm details
To
Borton Corp
Submits to Garcia Bloom
Palate Paradise
Bar & Restaurant
Date: Oct 15, 2025 8:53 PM
3x Entree $90.00
3x Wine $45.00
Subtotal $135.00
Tax $10.00

Expensify

AI-Generated Receipt Detection


Expense Report 10-16-2025
Draft From Todd Clyde's expenses
More
Waiting for you to fix the issue(s)
Receipt • Issue found
EXPENSIFY NEW FEATURE
123 Fintech Lane
San Francisco, CA 94103
Merchant ID: 042069
Date: 2025-04-16
Currency: USD
Transaction ID:XPN-404-BUDGET
Qty Item Unit Price
1 "AI That Explains Why You Overspentt" $49.99
Potential AI-generated receipt
Amount • Cash
$145.00

Expensify

Conversational Corrections


Merchant
Starbucks
Date
2025-10-21
Category
Concierge Today at 12:49 PM
Should this be categorized as Travel Meals or Office Meals?
1 - Travel Meals
2 - Office Meals
Write something...

Expensify

Chat + Email + SMS = Universal Agent


Concierge
Say hello!
This chat is with Concierge. Ask questions and get 24/7 realtime support.
Concierge Today at 12:49 PM
👋 Hey there, I'm Concierge! If you have any questions about Expensify, you can always chat with me here 24-7 for fast and reliable support. I'm happy to help!
Todd Clyde Today at 12:49 PM
Can you record 50 miles from home to Material Supply Company
Concierge Today at 12:49 PM
Got it — I've recorded a distance expense for 50 miles (home → Material Supply Company). You can view or edit it here: open expense.
Write something...
to: concierge@expensify.com
me
11:31 AM
Create a $50 Olive Garden expense for a meeting with Boulder Development.
Concierge 11:31 AM
to me
Done! I've created a $50 Olive Garden expense with the description "meeting with Boulder Development."
You can view or edit it here: open expense.
E
To: 47777
Blue Cup Cafe
$20.00
Coffee with Bob
Got it — I've created a $20 Blue Cup Cafe expense with the description "Coffee with Bob."
You can view or edit it here: open expense.
Message

Expensify

Summary

- **Continued cross-sell success:**
  - *Interchange continues to grow, reaching $5.4MM in Q3.*
  - *Expensify Travel booking have increased 95% since Q1 and continue to grow.*

- **Continuing to put FCF to work:**
  - *The company repurchased shares $3.0MM worth of common shares in Q3, and intends to continue repurchases opportunistically.*

- **Continuing to invest in an AI-first design**
  - *Chat is the UI of AI, and our chat-first design makes us an AI-first design*
  - *New Expensify migration is on track with great customer reception*
  - *Goal: "Anything you can do via UI, you can do via AI"*


Q&A

Expensify

Expensify

Appendix

Expensify

GAAP to Non-GAAP Reconciliation: Non-GAAP Net Income

	Three months ended September 30, 2025 *(unaudited, in thousands)*	Three months ended September 30, 2024 *(unaudited, in thousands)*
Net loss	**$ (2,315)**	**$ (2,198)**
Add:		
Stock-based compensation expense	**6,663**	**7,630**
Non-GAAP net income[1]	**$ 4,348**	**$ 5,432**

[1] We define non-GAAP net income as net loss excluding stock-based compensation expense.

Expensify

GAAP to Non-GAAP Reconciliation: Adjusted EBITDA

	Three months ended September 30, 2025 (unaudited, in thousands)	Three months ended September 30, 2024 (unaudited, in thousands)
Net loss	$ (2,315)	$ (2,198)
Provision for income taxes	154	2,667
Other income, net	(96)	(181)
Depreciation and amortization	2,097	1,758
Stock-based compensation expense	6,663	7,630
Adjusted EBITDA	$6,503	$ 9,676

Note: We define adjusted EBITDA as net loss excluding provision for income taxes, other income, net, depreciation and amortization and stock-based compensation expense.

Expensify

GAAP to Non-GAAP Reconciliation: Free Cash Flow

	Three months ended September 30, 2025 *(unaudited, in thousands)*	Three months ended September 30, 2024 *(unaudited, in thousands)*
Net cash provided by operating activities	**$ 4,166**	**$ 3,687**
(Increase) decrease in changes in customer assets and liabilities		
Settlement assets	**(3,708)**	**5,326**
Settlement liabilities	**1,855**	**(502)**
Less:		
Software development costs	**(1,085)**	**(1,832)**
Free cash flow	**$ 1,228**	**$ 6,679**

Note: We define free cash flow as net cash provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.

Expensify

Estimated Stock-Based Compensation (Millions) - Next 4 Quarters

	Q4 2025		Q1 2026		Q2 2026		Q3 2026	
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$ 2.1	$ 2.9	$ 2.0	$ 2.8	$ 2.0	$ 2.8	$ 1.9	$ 2.7
Research and development	1.5	2.1	1.5	2.1	1.4	2.0	1.4	2.0
General and administrative	0.9	1.3	0.9	1.3	0.9	1.3	0.8	1.2
Sales and marketing	0.9	1.1	0.8	1.0	0.8	1.0	0.8	1.0
Total	$ 5.4	$ 7.4	$ 5.2	$ 7.2	$ 5.1	$ 7.1	$ 4.9	$ 6.9

Note: Expensify's outlook statements are based on current expectations. These statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth in the Disclaimer at the front of this presentation.